Exhibit 99.1

CIRCOR Delivers Strong Second Quarter Results and Reaffirms 2021 Guidance
Well positioned for second half revenue growth and margin expansion

Burlington, MA – August 10, 2021

CIRCOR International, Inc. (NYSE: CIR), one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets, today announced GAAP and adjusted financial results for the second quarter ended July 4, 2021.

Second Quarter 2021 Overview:
•Orders of $210 million, up 9% reported and 4% organically
◦Industrial orders of $156 million, up 34% reported and 27% organically due to strength across almost all end markets and regions
◦Aerospace & Defense orders of $54 million, down (29)% reported and (31)% organically due to timing of large Defense orders
•Revenue of $190 million, up 2% reported and down (2)% organically
◦Industrial revenue of $130 million, up 5% reported and down (1)% organically
◦Aerospace & Defense revenue of $61 million, down (2)% reported and (5)% organically
•GAAP operating margin of (2.6)%; Adjusted operating margin of 7.7%, down 80 bps
•GAAP loss per share of $(0.77); Adjusted earnings per share of $0.35, up 59%
•GAAP operating cash flow of $11 million; Free cash flow of $8 million, 115% of adj. net income
•Total debt reduced by $14 million versus prior quarter driven by 2Q'21 free cash flow performance

CIRCOR President and CEO Scott Buckhout said, "Our team delivered another solid quarter highlighted by 27% organic orders growth in our Industrial business and strong free cash flow conversion of 115%. Revenue and earnings per share were both in line with our expectations and we are encouraged by the pace of recovery across our Industrial and Aerospace & Defense end markets. Our performance in the first half positions CIRCOR for a strong second half and achievement of our 2021 commitments."

Mr. Buckhout continued, "In addition to our financial performance, we continue to make progress on our strategic priorities. We launched 21 products in the first half of 2021 and remain on track to deliver 45 new products in 2021. In an effort to build on our simplification program and accelerate sustainable margin expansion, we kicked off 80/20 in three of our largest Industrial businesses. And finally, we used our free cash flow generated in the quarter to pay down debt. We expect greater than one turn of leverage improvement in 2021."

Mr. Buckhout concluded, "Based on our strong orders performance in the 1st half, and our $436 million backlog, we’re confident that we will deliver on our 2021 organic revenue and adjusted EPS guidance provided in May. Going forward, we continue to focus on creating long-term value for shareholders by positioning the Company for growth, expanding margins, generating strong free cash flow, and de-levering the balance sheet."

3Q'21 Guidance Update

In the third quarter of 2021, CIRCOR expects reported revenue to increase 10 to 12% and organic revenue to increase 8 to 10%. On a reported basis, Industrial revenue is expected to grow 7 to 11% driven by increased deliveries across end markets and regions. Aerospace & Defense revenue is expected to increase 12 to 15% driven by the timing of large Defense shipments and favorable year-over-year comparisons in our Commercial end markets. In addition, CIRCOR expects adjusted EPS of $0.55 to $0.60 (+53% to 67% versus prior year) and free cash flow conversion of 120 to 140% ($13 to $17 million).

2021 Guidance

For the full year of 2021, CIRCOR reiterated its guidance of organic revenue growth of 2 to 4%, Adjusted EPS of $2.10 to $2.30, and adjusted net income to free cash flow conversion of 85% to 95%.

Presentation slides that provide supporting information to this guidance and second-quarter results are posted on the “Investors” section of the Company’s website and will be discussed during the conference call at 9:00 a.m. ET today.

Conference Call Information
CIRCOR International will hold a conference call to review its financial results at 9:00 a.m. ET today, August 10, 2021. To listen to the live conference call and view the accompanying presentation slides, please visit “Webcasts & Presentations” in the “Investors” portion of CIRCOR’s website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. Participants are encouraged to dial in to the call at least 15 minutes prior to the start time. The webcast will be archived on the Company’s website for one year.

Selected Preliminary Consolidated Results

($ millions except EPS)	Q2 2021	Q2 2020	Change	Q2 YTD 2021	Q2 YTD 2020	Change
Orders	$210.2	$192.6	9%	$436.9	$401.1	9%
Orders - excluding divested businesses[1]	210.2	192.6	9%	436.9	396.7	10%
Revenue	$190.3	$186.1	2%	$371.0	$378.3	-2%
Revenue - excluding divested businesses[1]	190.3	186.1	2%	371.0	373.4	-1%
GAAP operating (loss) income	(4.9)	(1.4)	-250%	(4.6)	(74.8)	94%
Adjusted operating income[2]	14.6	15.9	-8%	27.1	27.0	—%
GAAP operating margin	(2.6)%	(0.7)%	-190 bps	(1.2)%	(19.8)%	1860 bps
Adjusted operating margin[2]	7.7%	8.5%	-80 bps	7.3%	7.1%	20 bps
Adjusted operating margin ex divestitures[2]	7.7%	8.5%	-80 bps	7.3%	7.2%	10 bps
GAAP loss per share (diluted)	$(0.77)	$(1.68)	54%	$(1.13)	$(5.66)	80%
Adjusted earnings per share (diluted)[2]	$0.35	$0.22	59%	$0.60	$0.42	43%
Operating cash flow	10.9	(24.9)	144%	(6.7)	(48.8)	86%
Free cash flow[3]	8.3	(28.4)	129%	(12.8)	(55.8)	77%

Segment Results

($ in millions)	Q2 2021	Q2 2020	Change
Aerospace & Defense
Orders	$54.2	$76.6	-29%
Revenue	$60.8	$62.2	-2%
Segment operating income	12.1	13.1	-8%
Segment operating margin	19.9%	21.1%	-120 bps

Industrial
Orders	$156.0	$116.0	34%
Revenue	$129.6	$123.8	5%
Segment operating income	10.4	12.4	-16%
Segment operating margin (adjusted)	8.0%	10.0%	-200 bps

1.Orders and revenue excluding divested businesses are non-GAAP measures and are calculated by subtracting the orders and revenues generated by the divested businesses during the periods prior to their divestiture from reported orders and revenues. Divested businesses include Instrumentation & Sampling (all Industrial) which was sold during Q1 2020.
2.Adjusted consolidated and segment results for Q2 2021 exclude net loss from discontinued operations of $0.9 million and net loss from non-cash acquisition-related intangible amortization, special and restructuring charges totaling $19.6 million ($21.9 million after tax). These charges include: (i) $11.8 million for non-cash acquisition-related intangible amortization and depreciation expense; (ii) $3.0 million of special charges related to the Heater & Control Valve divestiture; (iii) $3.8 million of other special and restructuring charges; and (iv) $1.0 million of restructuring related inventory charges. Adjusted consolidated and segment results for Q2 2020 exclude net loss from discontinued operations of $43.8 million and net loss from non-cash acquisition-related intangible amortization, special and restructuring charges totaling $17.3 million ($5.3 million income, net of tax). These charges include: (i) $11.7 million for non-cash acquisition-related intangible amortization and depreciation expense; (ii) $4.6 million of professional fees associated with an unsolicited tender offer to acquire all outstanding shares of the Company’s common stock; and (iii) $1.0 million of other special and restructuring charges..
3.Free cash flow is a non-GAAP financial measure and is calculated by subtracting GAAP capital expenditures, net of proceeds from asset sales, from GAAP operating cash flow.

Use of Non-GAAP Financial Measures
Adjusted operating income, adjusted operating margin, adjusted net income, adjusted earnings per share (diluted), EBITDA, adjusted EBITDA, net debt, free cash flow and organic growth (and such measures further excluding discontinued operations) are non-GAAP financial measures. These non-GAAP financial measures are used by management in our financial and operating decision making because we believe they reflect our ongoing business and facilitate period-to-period comparisons. We believe these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s current operating performance and future prospects in the same manner as management does, if they so choose. These non-GAAP financial measures also allow investors and others to compare the Company’s current financial results with the Company’s past financial results in a consistent manner. For example:
We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.
We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory and fixed-asset step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs.
We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives up to 25 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.
We also exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements. We exclude the results of discontinued operations.
We exclude goodwill impairment charges. We exclude these costs because we do not believe they are indicative of our normal operating costs.
Due to the significance of recently sold businesses and to provide a comparison of changes in our orders and revenue, we also discuss these changes on an “organic” basis. Organic is calculated assuming the divestitures completed prior to July 4, 2021 were completed on January 1, 2020 and excluding the impact of changes in foreign currency exchange rates.
CIRCOR’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s operating performance and comparing such performance to that of prior periods and to the performance of our peers. We use such measures when publicly providing our business outlook, assessing future earnings potential, evaluating potential acquisitions and dispositions and in our financial and operating decision-making process, including for compensation purposes.
Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with accounting principles generally accepted in the United States. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is included in this press release.

Safe Harbor Statement
This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions, which are predictions of or indicate future events and trends and which do not relate to historical matters, identify forward-looking statements, although not all forward-looking statements are accompanied by such words. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Forward-looking statements, including statements about outlook for the fourth quarter, the expected and potential direct or indirect impacts of the COVID-19 pandemic on our business, the realization of cost reductions from restructuring activities and expected synergies, the number of new product launches and future cash flows from operating activities, involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the duration and severity of the COVID-19 pandemic and its impact on the global economy; changes in the price of and demand for oil and gas in both domestic and international markets; any adverse changes in governmental policies; variability of raw material and component pricing; changes in our suppliers’ performance; fluctuations in foreign currency exchange rates; changes in tariffs or other taxes related to doing business internationally; our ability to hire and retain key personnel; our ability to operate our manufacturing facilities at efficient levels including our ability to prevent cost overruns and reduce costs; our ability to generate increased cash by reducing our working capital; our prevention of the accumulation of excess inventory; our ability to successfully implement our divestiture; restructuring or simplification strategies; fluctuations in interest rates; our ability to successfully defend product liability actions; as well as the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, natural disasters, terrorist attacks and other similar matters. We advise you to read further about these and other risk factors set forth in Part II, Item 1A of this Quarterly Report on Form 10-Q and Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2020, which is filed with the Securities and Exchange Commission ("SEC") and is available on the SEC's website at www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.
CIRCOR International is one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets. The Company has a product portfolio of market-leading brands serving its customers’ most demanding applications.  CIRCOR markets its solutions directly and through various sales partners to more than 14,000 customers in approximately 100 countries.  The Company has a global presence with approximately 3,200 employees and is headquartered in Burlington, Massachusetts. For more information, visit the Company’s investor relations website at http://investors.circor.com.

Contact:
Alex Maki
Vice President - FP&A and Investor Relations
CIRCOR International
(781) 270-1200

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020

Net revenues	$190,346	$186,066	$371,001	$378,279
Cost of revenues	130,460	127,105	255,034	259,275
Gross profit	59,886	58,961	115,967	119,004
Selling, general and administrative expenses	58,023	54,738	114,526	114,296
Goodwill impairment charge	—	—	—	116,182
Special and restructuring charges (recoveries), net	6,803	5,607	5,995	(36,685)
Operating income (loss)	(4,940)	(1,384)	(4,554)	(74,789)
Other expense (income), net:
Interest expense, net	7,957	8,486	16,327	17,497
Other expense (income), net	(1,173)	2,144	(2,676)	(536)
Total other expense, net	6,784	10,630	13,651	16,961
(Loss) income from continuing operations before income taxes	(11,724)	(12,014)	(18,205)	(91,750)
Provision for (benefit from) income taxes	2,961	(21,769)	3,360	(13,395)
(Loss) income from continuing operations, net of tax	(14,685)	9,755	(21,565)	(78,355)
Income (loss) from discontinued operations, net of tax	(878)	(43,847)	(1,117)	(34,685)
Net loss	$(15,563)	$(34,092)	$(22,682)	$(113,040)

Basic income (loss) per common share:
Basic from continuing operations	$(0.73)	$0.49	$(1.07)	$(3.93)
Basic from discontinued operations	$(0.04)	$(2.19)	$(0.06)	$(1.74)
Net loss	$(0.77)	$(1.71)	$(1.13)	$(5.66)
Diluted income (loss) per common share:
Diluted from continuing operations	$(0.73)	$0.48	$(1.07)	$(3.93)
Diluted from discontinued operations	$(0.04)	$(2.16)	$(0.06)	$(1.74)
Net loss	$(0.77)	$(1.68)	$(1.13)	$(5.66)

Weighted average number of common shares outstanding:
Basic	20,230	19,987	20,143	19,962
Diluted	20,230	20,286	20,143	19,962

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Six Months Ended
	July 4, 2021	June 28, 2020
OPERATING ACTIVITIES
Net loss	$(22,682)	$(113,040)
Loss from discontinued operations, net of income taxes	(1,117)	(34,685)
Loss from continuing operations	(21,565)	(78,355)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	11,970	10,079
Amortization	21,353	21,492
Provision for bad debt expense	(350)	7,768
Write down of inventory	961	352
Compensation expense for share-based plans	2,903	2,290
Amortization of debt issuance costs	2,005	5,488
Deferred tax provision	823	—
Goodwill impairment charge	—	116,182
(Gain) loss on sale of businesses	1,031	(54,253)
Changes in operating assets and liabilities, net of effects of acquisition and disposition:
Trade accounts receivable	6,345	768
Inventories	(14,038)	(12,370)
Prepaid expenses and other assets	(17,792)	(25,264)
Accounts payable, accrued expenses and other liabilities	214	(31,475)
Net cash (used in) provided by continuing operating activities	(6,140)	(37,298)
Net cash used in discontinued operating activities	(579)	(11,532)
Net cash used in operating activities	(6,719)	(48,830)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(6,038)	(6,815)
Proceeds from sale of property, plant and equipment	2	(142)
Proceeds from the sale of business	9,993	169,375
Proceeds from beneficial interest of factored receivables	998	1,339
Net cash provided by continuing investment activities	4,955	163,757
Net cash used in discontinued investing activities	—	(10,071)
Net cash provided by investing activities	4,955	153,686
FINANCING ACTIVITIES
Proceeds from long-term debt	103,350	129,325
Payments of long-term debt	(100,250)	(191,141)
Withholding tax payments on restricted and performance stock units converted	(4,119)	—
Proceeds from the exercise of stock options	151	118
Net cash provided by (used) in financing activities	(868)	(61,698)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,627)	(2,421)
(DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(4,259)	40,737
Cash, cash equivalents, and restricted cash at beginning of period	77,696	85,727
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$73,437	$126,464

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(in thousands) (unaudited)

	July 4, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$72,181	$76,452
Trade accounts receivable, less allowance for doubtful accounts of $8,596 and $9,035 at July 4, 2021 and December 31, 2020, respectively	96,591	102,730
Inventories	136,012	129,084
Prepaid expenses and other current assets	109,683	93,226
Assets held for sale	—	5,073
Total Current Assets	414,467	406,565
PROPERTY, PLANT AND EQUIPMENT, NET	160,817	168,763
OTHER ASSETS:
Goodwill	156,785	158,944
Intangibles, net	328,957	353,595
Deferred income taxes	776	779
Other assets	40,199	41,882
TOTAL ASSETS	$1,102,001	$1,130,528
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$68,224	$61,236
Accrued expenses and other current liabilities	72,294	75,624
Accrued compensation and benefits	29,721	28,332
Total Current Liabilities	170,239	165,192
LONG-TERM DEBT	512,375	507,888
DEFERRED INCOME TAXES	27,562	28,980
PENSION LIABILITY, NET	156,501	163,642
OTHER NON-CURRENT LIABILITIES	52,284	58,785
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 29,000,000 shares authorized; 21,620,528 and 21,373,813 issued at July 4, 2021 and December 31, 2020 respectively	216	214
Additional paid-in capital	452,512	452,728
(Accumulated deficit) retained earnings	(109,143)	(86,461)
Common treasury stock, at cost (1,372,488 shares at July 4, 2021 and December 31, 2020)	(74,472)	(74,472)
Accumulated other comprehensive loss, net of tax	(86,073)	(85,968)
Total Shareholders' Equity	183,040	206,041
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,102,001	$1,130,528

CIRCOR INTERNATIONAL, INC.
Summary of Orders and Backlog
(in millions) (unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020

ORDERS (1)
Aerospace & Defense	$54.2	$76.6	$127.2	$148.6
Industrial	156.0	116.0	309.7	252.5
Total Orders	$210.2	$192.6	$436.9	$401.1

	July 4, 2021	June 28, 2020
BACKLOG (2)
Aerospace & Defense	$188.3	$214.2
Industrial	248.2	217.8
Total Backlog	$436.5	$432.0

Note 1: Orders do not include the foreign exchange impact due to the re-measurement of customer backlog amounts denominated in foreign currencies. Orders for the six months ended June 28, 2020 include orders from businesses divested prior to June 28,2020 of $4.4 million.

Note 2: Backlog includes unshipped customer orders for which revenue has not been recognized.

CIRCOR INTERNATIONAL, INC.
Segment Information
(in thousands, except percentages)
UNAUDITED

	2020					2021
As reported	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR
ORDERS
Aerospace & Defense	$72,031	$76,616	$59,105	$46,796	$254,548	$72,999	$54,243
Industrial	136,443	116,023	107,453	121,690	481,609	153,695	155,959
Total	$208,474	$192,639	$166,558	$168,486	$736,157	$226,693	$210,203

NET REVENUES
Aerospace & Defense	$65,493	$62,241	$62,249	$77,839	$267,822	$60,001	$60,761
Industrial	126,720	123,825	124,391	130,513	505,449	120,654	129,585
Total	$192,213	$186,066	$186,640	$208,352	$773,271	$180,655	$190,346

SEGMENT OPERATING INCOME
Aerospace & Defense	$12,494	$13,142	$14,782	$18,675	$59,093	$10,706	$12,095
Industrial	5,169	12,406	9,807	12,441	39,823	9,735	10,400
Corporate expenses	(6,588)	(9,664)	(7,244)	(7,789)	(31,285)	(8,002)	(7,850)
Total	$11,075	$15,884	$17,345	$23,327	$67,631	$12,439	$14,645

SEGMENT OPERATING MARGIN %
Aerospace & Defense	19.1%	21.1%	23.7%	24.0%	22.1%	17.8%	19.9%
Industrial	4.1%	10.0%	7.9%	9.5%	7.9%	8.1%	8.0%
Total	5.8%	8.5%	9.3%	11.2%	8.7%	6.9%	7.7%

	2020					2021
Results of divested businesses (1)	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR
ORDERS - Industrial	$4,449	$—	$—	$—	$4,449	$—	$—
NET REVENUES - Industrial	$4,900	$—	$—	$—	$4,900	$—	$—
SEGMENT OP. INC. -Industrial	$—	$—	$—	$—	$—	$—	$—

CIRCOR INTERNATIONAL, INC.
Supplemental Information Regarding Divested Businesses
(in thousands, except percentages) (unaudited)

	2020					2021
Results excluding divested businesses	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR
ORDERS
Aerospace & Defense	$72,031	$76,616	$59,105	$46,796	$254,548	$72,999	$54,243
Industrial	131,994	116,023	107,453	121,690	477,160	153,695	155,959
Total	$204,025	$192,639	$166,558	$168,486	$731,708	$226,693	$210,203

NET REVENUES
Aerospace & Defense	$65,493	$62,241	$62,249	$77,839	$267,822	$60,001	$60,761
Industrial	121,820	123,825	124,391	130,513	500,549	120,654	129,585
Total	$187,313	$186,066	$186,640	$208,352	$768,371	$180,655	$190,346

SEGMENT OPERATING INCOME
Aerospace & Defense	$12,494	$13,142	$14,782	$18,675	$59,093	$10,706	$12,095
Industrial	5,169	12,406	9,807	12,441	39,823	9,735	10,400
Corporate expenses	(6,588)	(9,664)	(7,244)	(7,789)	(31,285)	(8,002)	(7,850)
Total	$11,075	$15,884	$17,345	$23,327	$67,631	$12,439	$14,645

SEGMENT OPERATING MARGIN %
Aerospace & Defense	19.1%	21.1%	23.7%	24.0%	22.1%	17.8%	19.9%
Industrial	4.2%	10.0%	7.9%	9.5%	8.0%	8.1%	8.0%
Total	5.9%	8.5%	9.3%	11.2%	8.8%	6.9%	7.7%

(1) Divested businesses are related to the Industrial Segment and include Instrumentation & Sampling. Distributed Valves are discontinued operations and not reflected in the As Reported figures in accordance with US GAAP.

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2020					2021
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR

Net Cash (Used In) Provided By Operating Activities	$(23,947)	$(24,883)	$2,465	$23,641	$(22,724)	$(17,703)	$10,984
LESS
Capital expenditures, net of sale proceeds (a)	3,412	3,527	2,330	3,275	12,544	3,392	2,644
FREE CASH FLOW	$(27,359)	$(28,410)	$135	$20,366	$(35,268)	$(21,095)	$8,340

Gross Debt	$602,288	$592,038	$540,463	$519,938	$519,938	$536,938	$523,038
Less: Cash & Cash equivalents	170,861	125,421	72,772	76,452	76,452	75,680	72,181
GROSS DEBT, NET OF CASH	$431,427	$466,617	$467,691	$443,486	$443,486	$461,258	$450,857

TOTAL SHAREHOLDERS' EQUITY	$290,845	$273,351	$220,814	$206,041	$206,041	$196,106	$183,039

GROSS DEBT AS % OF EQUITY	207%	217%	245%	252%	252%	274%	286%
GROSS DEBT, NET OF CASH AS % OF EQUITY	148%	171%	212%	215%	215%	235%	246%

(a) includes capital expenditures, net of sales proceeds of discontinued operations

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2020					2021
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR
NET (LOSS) INCOME	$(78,948)	$(34,092)	$(58,524)	$(13,934)	$(185,498)	$(7,119)	$(15,563)
LESS:
Restructuring related inventory charges	(602)	—	351	—	(251)	—	958
Restructuring charges, net	2,883	588	502	972	4,945	2,060	2,281
Acquisition amortization	10,218	10,681	10,625	10,939	42,463	10,487	10,498
Acquisition depreciation	974	980	1,011	1,021	3,986	2,375	1,326
Special (recoveries) charges, net	(45,175)	5,019	436	473	(39,247)	(2,869)	4,522
Goodwill Impairment charge	116,182	—	—	—	116,182	—	—
Income tax impact	7,704	(22,549)	53,240	13,125	51,521	(335)	2,266
Net loss (income) from discontinued operations	(9,162)	43,847	(341)	795	35,140	239	878
ADJUSTED NET INCOME	$4,074	$4,475	$7,300	$13,390	$29,240	$4,838	$7,165

(LOSS) EARNINGS PER COMMON SHARE (Diluted)	$(3.96)	$(1.68)	$(2.93)	$(0.70)	$(9.28)	$(0.35)	$(0.77)
LESS:
Restructuring related inventory charges	(0.03)	—	0.02	—	(0.01)	—	0.05
Restructuring charges, net	0.14	0.03	0.02	0.05	0.25	0.10	0.11
Acquisition amortization	0.51	0.53	0.53	0.55	2.13	0.52	0.52
Acquisition depreciation	0.05	0.05	0.05	0.05	0.20	0.12	0.07
Special (recoveries) charges, net	(2.27)	0.25	0.02	0.02	(1.96)	(0.14)	0.22
Impairment charge	5.83	—	—	—	5.81	—	—
Income tax impact	0.39	(1.11)	2.66	0.66	2.58	(0.02)	0.11
Earnings (Loss) per share from discontinued operations	(0.46)	2.16	(0.02)	0.04	1.76	0.01	0.04
ADJUSTED EARNINGS PER SHARE (Diluted)	$0.20	$0.22	$0.36	$0.66	$1.43	$0.24	$0.35

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2020					2021
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR

NET (LOSS) INCOME	$(78,948)	$(34,092)	$(58,524)	$(13,934)	$(185,498)	$(7,119)	$(15,563)
LESS:
Interest expense, net	9,011	8,486	8,202	8,520	34,219	8,369	7,957
Depreciation	5,121	4,958	4,802	5,504	20,385	6,509	5,461
Amortization	10,516	10,976	10,925	11,245	43,662	10,696	10,657
Provision for income taxes	8,374	(21,769)	54,318	15,299	56,222	400	2,961
Loss (income) from discontinued operations	(9,162)	43,847	(341)	795	35,140	239	878
EBITDA	$(55,088)	$12,406	$19,383	$27,429	$4,130	$19,094	$12,351
LESS:
Restructuring related inventory charges (recoveries)	(602)	—	351	—	(251)	—	958
Restructuring charges, net	2,883	588	502	972	4,945	2,060	2,281
Special (recoveries) charges, net	(45,175)	5,019	436	473	(39,247)	(2,869)	4,522
Goodwill impairment charge	116,182	—	—	—	116,182	—	—
ADJUSTED EBITDA	$18,200	$18,013	$20,671	$28,873	$85,758	$18,285	$20,112

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2020					2021
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR

GAAP OPERATING INCOME (LOSS)	$(73,405)	$(1,384)	$4,420	$9,923	$(60,446)	$386	$(4,940)
LESS:
Restructuring related inventory charges (recoveries)	(602)	—	351	—	(251)	—	958
Amortization of inventory step-up	—	—	—	—	—	—	—
Restructuring charges, net	2,883	588	502	972	4,945	2,060	2,281
Acquisition amortization	10,218	10,681	10,625	10,939	42,463	10,487	10,498
Acquisition depreciation	974	980	1,011	1,021	3,986	2,375	1,326
Special (recoveries) charges, net	(45,175)	5,019	436	473	(39,247)	(2,869)	4,522
Goodwill impairment charge	116,182	—	—	—	116,182	—	—
ADJUSTED OPERATING INCOME	$11,075	$15,884	$17,345	$23,327	$67,631	$12,439	$14,645

GAAP OPERATING MARGIN	(38.2)%	(0.7)%	2.4%	4.8%	(7.8)%	0.2%	(2.7)%
LESS:
Restructuring related inventory charges (recoveries)	(0.3)%	—%	0.2%	—%	—%	—%	0.5%
Amortization of inventory step-up	—%	—%	—%	—%	—%	—%	—%
Restructuring charges, net	1.5%	0.3%	0.3%	0.5%	0.6%	1.1%	1.3%
Acquisition amortization	5.3%	5.7%	5.7%	5.3%	5.5%	5.8%	5.8%
Acquisition depreciation	0.5%	0.5%	0.5%	0.5%	0.5%	1.3%	0.7%
Special (recoveries) charges, net	(23.5)%	2.7%	0.2%	0.2%	(5.1)%	(1.6)%	2.5%
Goodwill impairment charge	60.4%	—%	—%	—%	15.0%	—%	—%
ADJUSTED OPERATING MARGIN	5.8%	8.5%	9.3%	11.2%	8.7%	6.9%	8.1%